Exhibit 99.1

Caliber Selects Coinbase Prime to Power Trading and Custody for LINK Treasury

SCOTTSDALE, Ariz, and SAN FRANCISCO, September 23, 2025 (GLOBE NEWSWIRE) – Caliber (NASDAQ: CWD), a diversified real estate and digital asset management platform, today announced it has selected Coinbase Prime as its institutional platform for trading and custody in support of Caliber’s Digital Asset Treasury (DAT) Strategy.

Coinbase, through its Prime offering, is providing Caliber with access to deep liquidity and institutional-grade custody, using the same infrastructure trusted by some of the world’s largest financial institutions.

“As an infrastructure investor in private equity real estate, Caliber is extending that same philosophy into digital assets,” said Chris Loeffler, Chief Executive Officer of Caliber. “We are proud to align with Coinbase as we scale our digital asset treasury, bringing together two forms of critical infrastructure — real estate and blockchain — for the benefit of our shareholders.”

Caliber is the first Nasdaq-listed company to publicly adopt a treasury reserve policy centered on Chainlink’s Token, LINK. The Company’s strategy calls for disciplined accumulation of LINK over time, long-term holding and yield generation. By doing so, Caliber provides its shareholders with transparent, mark-to-market exposure to LINK while reinforcing its position at the intersection of real asset investing and blockchain infrastructure.

“Coinbase Prime delivers the secure, integrated infrastructure institutions need to scale their digital asset treasury strategies,” said Ryan Ballantyne, Head of Corporate Client Strategy, Coinbase. “We’re proud to support Caliber’s expansion into crypto, leveraging our industry-leading trading and custody solutions. Coinbase empowers institutions to scale crypto strategies with the security and compliance they demand.”

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is an alternative investment manager with over $2.9 billion in Managed Assets and a 16-year track record in private equity real estate investing across hospitality, multi-family, and industrial real estate. In 2025, Caliber became the first U.S. public real estate platform to launch a Digital Asset Treasury strategy anchored in Chainlink (LINK). This initiative bridges real and digital asset investing through an equity-funded, disciplined approach that includes staking for yield. Investors can participate via Caliber’s publicly traded equity (Nasdaq: CWD) and private real estate funds. Learn more at caliberco.com.

About Coinbase

Crypto creates economic freedom by ensuring that people can participate fairly in the economy, and Coinbase (NASDAQ: COIN) is on a mission to increase economic freedom for more than 1 billion people. We’re updating the century-old financial system by providing a trusted platform that makes it easy for people and institutions to engage with crypto assets, including trading, staking, safekeeping, spending, and fast, free global transfers. We also provide critical infrastructure for onchain activity and support builders who share our vision that onchain is the new online. And together with the crypto community, we advocate for responsible rules to make the benefits of crypto available around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com

Coinbase
Media: press@coinbase.com